UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________

SCHEDULE 14C INFORMATION
_________

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☐      Preliminary information statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-6(d)(2))

☒     Definitive information statement

PREMIER BEVERAGE GROUP CORP.
(Name of Registrant as specified in Its Charter)

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☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
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(5)  Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.
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NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS
PREMIER BEVERAGE GROUP CORP.
501 Madison Avenue, Suite 501
New York, NY 10022

NOTICE IS HEREBY GIVEN that the holders of more than a majority of the voting power of the stockholders of Premier Beverage Group Corp., a Nevada corporation (the “Company” “we,” “us,” or “our”), have approved the following action without a meeting of stockholders in accordance with Section 78.320 of the Nevada Revised Statutes:

The approval of an amendment to our articles of incorporation to increase our authorized shares of common stock from 99,000,000 to 250,000,000.

Stockholders of record at the close of business on June 28, 2013 (the “Record Date”), are entitled to receive a copy of this information statement.

The enclosed information statement is contains information pertaining to the matter acted upon and is being furnished to you pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED
NOT TO SEND US A PROXY

	By	Order of the Board of Directors
/s/ Fouad Kallamni
Sole Director
July 15 , 2013

PREMIER BEVERAGE GROUP CORP.
501 Madison Avenue, Suite 501
New York, NY 10022

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the action described in this information statement. We are mailing this information statement to our stockholders of record as of June 28, 2013.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our articles of incorporation to increase our authorized shares of common stock, par value $0.00015 per share (“Common Stock”), from 99,000,000 to 250,000,000.

How many shares of voting stock were outstanding on June 28, 2013?

On June 28, 2013, the date we received the consent of the holders of a majority of the voting power of our stockholders, there were 62,587,409 shares of Common Stock outstanding.

What vote was obtained to approve the amendment to the articles of incorporation described in this information statement?

We obtained the approval of the holders of 36,500,000 shares of Common Stock, or approximately 58.3% of the voting power of our common stockholders.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

AMENDMENT TO THE ARTICLES OF INCORPORATION
TO INCREASE AUTHORIZED SHARES OF COMMON STOCK
FROM 99,000,000 TO 250,000,000

Our sole director and the holders of a majority of the voting power of our stockholders have approved an amendment to our articles of incorporation to increase our authorized shares of Common Stock from 99,000,000 to 250,000,000. The increase in our authorized shares of Common Stock will become effective upon the filing of the amendment to our articles of incorporation (the “Amendment”) with the Secretary of State of the State of Nevada. We will file the Amendment to effect the increase in our authorized shares of Common Stock approximately (but not less than) 20 days after this definitive Information Statement is mailed to stockholders.

The form of Amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix A to this information statement.

Outstanding Shares and Purposes of the Amendment

Our articles of incorporation currently authorize us to issue a maximum of 99,000,000 shares of Common Stock, par value $0.00015 per share.  As of June 28, 2013, we had 62,587,409 shares of Common Stock issued and outstanding.

Our sole director (the “Board”) believes that the increase in our authorized Common Stock will provide the Company greater flexibility with respect to the Company’s capital structure for several purposes, including additional equity financings and possible stock-based acquisitions.

Effects of the Increase in Authorized Common Stock

The additional shares of Common Stock will have the same rights as the presently authorized shares of Common Stock, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

At present, we have outstanding substantial secured indebtedness that is convertible into shares of Common Stock at various prices.  In addition, we have incurred accrued consulting fees that we expect to discharge through the issuance of shares of Common Stock later in 2013. Apart from the possibility of debt conversion and such issuance of shares of Common stock, the Board has no plans to issue the additional shares of Common Stock authorized by the Amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include raising capital, providing equity incentives to employees, officers or directors, payment of expenses, establishing strategic relationships with other companies and expanding the Company’s business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 28, 2013, the number of and percent of our common stock beneficially owned by:

●	all directors and nominees, naming them,

●	our executive officers,

●	our directors and executive officers as a group, without naming them, and

●	persons or groups known by us to own beneficially 5% or more of our common stock:

We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from June 28, 2013 upon the exercise of options, warrants or convertible securities. We have no outstanding options or warrants, and none of our outstanding convertible securities may be converted if, after conversion, the holder thereof would own in excess of 4.99% of the then issued and outstanding shares of Common Stock. None of our convertible debt is owned by any director or officer.

Each director’s, officer’s and beneficial owner’s  address is c/o Premier Beverage Group Corp., 501 Madison Avenue, Suite 501, New York, NY 10022, Attn: Fouad Kallamni.

Name	Shares of Common Stock	Percentage of Class1

Fouad Kallamni, Sole Director and President	31,500,000	50.3%
All Directors and Named Executive Officers as a Group (1 Person)	31,500,000	50.3%
Core Equity Group, LLC	5,000,000	8.0%

DESCRIPTION OF SECURITIES

General

The authorized capital stock of our company consists of 99,000,000 shares of shares of Common Stock and 1,000,000 shares of Preferred Stock. As of the June 28, 2013, there were 62,587,409 shares of Common Stock issued and outstanding and 60,030 shares of Preferred Stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote per share and to receive dividends when and as declared by the Board of Directors and to share ratably in our assets legally available for distribution in the event of the liquidation, dissolution or winding up of the Company.  Holders of our common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.  Holders of our common stock do not have cumulative voting rights, which means that the holders of more than half of the

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1 Based on 62,587,409 shares of Common Stock outstanding as of the Record Date.  There are no outstanding options, warrants, rights or conversion privileges.

outstanding shares of common stock can elect all of our directors, if they choose to do so.  In such event, the holders of the remaining shares would not be able to elect any directors. The Board is empowered to fill any vacancies on the Board. Except as otherwise required by Nevada law, all stockholder action is taken by vote of a majority of the outstanding shares of the our common stock voting as a single class present at a meeting of stockholders at which a quorum (consisting of a majority of the outstanding shares of our common stock) is present in person or by proxy.

Preferred Stock

Series A. We have authorized the issuance of 660,000 shares of preferred stock designated as “Series A 8% Convertible Preferred Stock”. Each share of Series A Preferred Stock (a) has a stated value of $5.00 per share, (b) is non-voting, (c) includes a dividend of 8% per annum, (d) may be redeemed at any time for an amount equal to the stated value plus all accumulated and unpaid dividends, (e) may be converted into 10 shares of common stock and has a (f) liquidation preference of $5.00 per share plus all accumulated and unpaid dividends. There are 60,000 shares of Series A Preferred Stock issued and outstanding with an aggregate stated value of $300,000.

No dividends have been declared with respect to the Series A Preferred Stock. Currently, the holders of the 60,000 shares of Series A Preferred Stock may convert their shares into a total of 13,300 shares of Common Stock.

Series B. We have authorized the issuance of 2,000 shares of preferred stock designated as “Series B 8% Convertible Preferred Stock”. Each share of Series B Preferred Stock (a) has a stated value of $500.00 per share, (b) is non-voting, (c) includes a dividend of 8% per annum, (d) may be redeemed at any time for an amount equal to the stated value plus all accumulated and unpaid dividends, (e) may be converted into shares of common stock at a conversion price of $5.00 per share and has a (f) liquidation preference of $500.00 per share plus all accumulated and unpaid dividends. There are 30 shares of Series B Preferred Stock issued and outstanding with an aggregate stated value of $15,000.

No dividends have been declared with respect to the Series B Preferred Stock. Currently, the holders of the 30 shares of Series B Preferred Stock may convert their shares into a total of 3,000 shares of Common Stock.

DISSENTER’S RIGHTS

Under the Nevada Revised Statutes, holders of shares of Common Stock are not entitled to dissenters’ rights with respect to any aspect of the Amendment, and we will not independently provide holders with any such right.

COST OF INFORMATION STATEMENT

The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made.

  DELIVERY OF INFORMATION TO A SHARED ADDRESS

If you and one or more Stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 501 Madison Avenue, Suite 501, New York, NY 10022, Attn: President, or call the Company at (646) 820-0630 and we will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements. You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. As of the date of this Information Statement, we are not current in such filings. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

	By	Order of the Board of Directors
/s/ Fouad Kallamni
Sole Director
July 15 , 2013

APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

Certificate of Amendment to articles of incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 • After Issuance of Stock)

1. Name of corporation:

Premier Beverage Group Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

Article FOURTH is hereby amended such that the number of shares that the Corporation shall have the authority to issue is 251,000,000, of which (i) 250,000,000 shall be shares of common stock, par value $0.00015 per share, and (ii) 1,000,000 shall be shares of preferred stock.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 58.3%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)